[GRAPHIC OMITTED]
      Incorporated Under the Laws of the State of Delaware, March 31, 1997
No.                                                                     SHARES

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                              PRIME COMPANIES, INC.

 Authorized Capital Stock, 50,000,000 Common Shares, Par Value $0.0001 Per Share


   THIS CERTIFIES THAT _________________________________  is the owner of

            ____________________________________ Shares of the Capital Stock of

                              PRIME COMPANIES, INC.

     transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

          IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal
     of      the       Corporation       this       ________________day       of
     _______________________A.D.19____________

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  Secretary                                   President